Exhibit 23.1


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 17, 1997 on our audits of the consolidated financial statements of Teradyne, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in the Annual Report of Teradyne, Inc. on Form 10-K.



                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
July 30, 1997
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